Subscription Agreement
and
Accredited Investor Questionnaire

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

PRIVATE SHARE ISSUE

To:	DAIS ANALYTIC CORPORATION. (hereinafter referred to as the “Company”), with an address for notice and delivery located at 11552 Prosperous Drive, Odessa, Florida 33556.

The Company is offering, on a private placement basis, Equity (as defined in the secured convertible promissory note by and between Company and subscriber dated _________, __, 200_ (“Convertible Note”) of its own issue (each being a “Share”) to eligible investors (each such an investor who subscribes to this issue by this document is hereinafter referred to as the “Subscriber”), pursuant to the terms and conditions of the Convertible Note. The Company offers, and the Subscriber accepts, the Shares on the terms and conditions as set forth in this subscription agreement (the “Agreement”).

Article 1
SUBSCRIPTION FOR SHARES

1.1                      Subscription for Shares.   Based upon the hereinafter terms, conditions, representations, warranties and covenants given by each party to the other and subject to the terms and conditions of the Convertible Note, the Subscriber hereby irrevocably subscribes for and agrees to purchase the quantity of Shares of the Company as determined in accordance with the terms and conditions of the Convertible Note including but not limited to the subscription price described therein, for aggregate consideration of _______________ (US $___________) (the “Subscription Price”).

1.2                      Acceptance of Subscription.   Subject to the Subscriber fulfilling its obligations under the Convertible Note and Company opting to convert said note, the Company, upon acceptance by its Board of Directors (the “Board”) of all or part of this subscription Agreement, agrees to issue the accepted number of Shares, as fully paid and non-assessable, and as consideration for the Subscriber’s subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion of this subscription Agreement by the Board.

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1.3                      Subscriber’s eligibility for subscription.   The Subscriber acknowledges that the Subscriber is purchasing the Shares on a private basis and is either:

(a)	an eligible investor under the Subscriber’s domicile laws; or

(b)	is subscribing for a value in Shares constituting an exempt investment under the laws of the Subscriber’s domicile; or

(c)	is subscribing pursuant to a qualifying offering memorandum and the terms thereof; or

(d)	is otherwise an eligible investor under the laws of the Subscriber’s domicile by virtue of the Subscriber’s wealth, income and investment knowledge and capacity.

1.4                      Risks of subscription.   The Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in any of the Shares unless sought out by the Subscriber; which the Subscriber is encouraged to do.

Article 2
UNITED STATES ACCREDITED INVESTOR DECLARATIONS

2.1                      Subscriber’s Declarations as an “Accredited Investor”.   The undersigned Subscriber warrants and certifies that the Subscriber is an “Accredited Investor”, as that term is defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Act”), by virtue of the Subscriber’s qualification under one or more of the following categories {please check the appropriate box or boxes where applicable}:

           ☐         The Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds U.S. $1,000,000.

           ☐        The Subscriber is a natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

            ☐        The Subscriber is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, Massachusetts, or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of U.S. $5,000,000.

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            ☐    The Subscriber is a trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person.

            ☐    The Subscriber is a director or executive officer of the Company.

            ☐      The Subscriber is a “private business development company” as that term is defined in section 202(a)(22) of the United States Investment Advisers Act of 1940.

            ☐    The Subscriber is either: (a) a “bank” as defined in section 3(a)(2) of the U.S. Act, or a “savings and loan association or other institution” as defined in section 3(a)(5)(A) of the U.S. Act, whether acting in its individual or fiduciary capacity; or (b) a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; or (c) an “insurance company” as defined in section 2(13) of the U.S. Act; or (d) an investment company registered under the United States Investment Company Act of 1940 or a “business development company” as defined in section 2(a)(48) of the United States Investment Company Act of 1940; or (e) a small business investment company licensed by the United States “Small Business Administration” under either of subsections 301(c) or (d) of the United States Small Business Investment Act of 1958; or (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000; or (g) an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary as defined in section 3(21) of the United States Employee Retirement Income Security Act of 1974 which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

             ☐     The Subscriber is an entity in which all of the equity owners are accredited investors under one or more of the categories set forth hereinabove.

Article 3
RESTRICTED SECURITIES AND DISPOSITION UNDER “RULE 144”

3.1                      No registration.   The Subscriber acknowledges and understands that neither the sale of the Shares which the Subscriber is acquiring nor any of the Shares themselves have been registered under the U.S. Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the U.S. Act or an exemption from such registration is available.

3.2                      Legending of the Shares.   The Subscriber also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

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The Subscriber hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described hereinabove.

3.3                      Disposition under Rule 144.   The Subscriber also acknowledges and understands that:

(a)	the Shares are restricted securities within the meaning of Rule 144 promulgated under the U.S. Act;

(b)
the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Shares by the Subscriber, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)	any sale of the Shares may be made by the Subscriber only in limited amounts in accordance with such terms and conditions.

3.4                      Further restrictions on disposition.   The Company agrees to issue or reissue certificates representing any of the securities, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the

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Securities Act and state securities laws are not required (which may include an opinion of counsel provided by the Company), or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act (which may include an opinion of counsel provided by the Company); and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or "blue sky" laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto (which may include an opinion of counsel provided by the Company).  The Company will respond to any such notice from a holder within five (5) business days.  In the case of any proposed transfer under this Section 3.4, the Company will use commercially reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 3.4 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Common Stock, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock to a Subscriber by crediting the account of such Subscriber's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

Article 4
METHOD OF SUBSCRIPTION AND ACCEPTANCE BY THE COMPANY

4.1                      Method of subscription.   It is hereby acknowledged and agreed by the parties hereto that any subscription for Shares shall be made by the Subscriber:

(a)           by faxing to the Placement Agent, Legend Merchant Group, (954) 828-9392 , a completed copy of this Agreement together with an executed copy of  Registration Rights Agreement; and

(b)           by delivering to the Escrow Agent:
American Stock Transfer & Trust Company
59 Maiden Lane
New York NY  10038
Phone:  (718) 921-8275
Fax:      (718)  921-8331

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An originally executed copy of this completed Agreement and the Registration Rights Agreement together with payment for the exact Subscription Price for such Shares in the following manner:

(i)           by delivery to the Escrow Agent’s above address of a bank draft or cashier’s check for the exact Subscription Price for the Shares; or

(ii)           by wire transfer to the Escrow Agent of the exact Subscription Price for the Shares to the following wiring instructions:

J.P. Morgan Chase
55 Water Street
New York, NY
A/C # 957-341-253
ABA # 021 000 021
American Stock Transfer & Trust Company
As Escrow Agent for
DAIS ANALYTIC CORPORATION

4.2                      Acceptance of subscription or return of Subscription Price by the Company.   The Subscriber acknowledges that the Company will be accepting subscriptions for Shares on a first come, first serve, basis. As a consequence the Company, upon acceptance by its Board of all or part of this subscription Agreement (the “Acceptance”), hereby agrees to issue the accepted number of Shares, as fully paid and non-assessable, and as consideration for the Subscriber’s subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion of this subscription Agreement by the Board.  In this regard the Subscriber acknowledges that, although Shares may be issued to other purchasers concurrently with the Company’s Acceptance of all or part of this subscription Agreement, there may be other sales of Shares by the Company, some or all of which may close before or after the Acceptance herein.  The Subscriber further acknowledges that there is a risk that insufficient funds may be raised by the Company upon the Company’s Acceptance of all or part of this subscription Agreement to fund the Company’s objectives and that further closings may not take place after Acceptance herein.

4.3                      Delivery of Share certificate.   The Company, subject to the terms and conditions of the Convertible Note, agrees to deliver to the Subscriber a certificate representing the accepted number of Shares purchased by the Subscriber under this subscription Agreement and registered in the name of the Subscriber.

Article 5
INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND
GENERAL SUBSCRIBER ACKNOWLEDGEMENTS AND WARRANTIES

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5.1                      Description of the Shares.   The Company is issuing Shares at a price per Share as determined pursuant to the terms of the Convertible Note.  The Shares are a part of the authorized shares of the Company.  Copies of the corporate documents of the Company describing the classes of shares authorized by Company and the rights of shareholders are available upon request.

5.2                      Use of funds for the Shares.   The Subscriber acknowledges and agrees that the Subscription Price funds to be raised from the Shares are to be employed for the business of the Company in accordance with management’s discretion as to the best use of the same for the Company’s business plans.  The Company reserves the right at any time to alter its business plans in accordance with management’s appreciation of the market for the goods and services of the Company.   The parties also acknowledge that a portion of the initial proceeds received by the Company shall be used to repay certain existing promissory notes of the Company.

5.3                      The Subscriber’s acknowledgments.  The Subscriber acknowledges and agrees that:

(a)
Further financings:  subject to the rights contained in the Convertible Note  and Warrants, including the price protection provisions, the Company may issue further offers similar to the within which may bear higher or lower prices (as determined by the Company in accordance with its appreciation of market conditions).  The Company may, and will, acquire debt and/or equity financings in the future required or advisable in the course of the Company’s business development;

(b)	Withdrawal or revocation: this Agreement is given for valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered to the Solicitors with the Subscription Price;

(c)
Agreement to be bound:   the Subscriber hereby specifically agrees to be bound by the terms of this Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations and powers as set forth in this Agreement;

(d)
Reliance on Subscriber’s representations:   the Subscriber understands that the Company will rely on the acknowledgments, representations and covenants of the Subscriber contained herein in determining whether a sale of the Shares to the Subscriber is in compliance with applicable securities laws.  The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate; and

5.4                      The Subscriber’s representations, warranties and understandings.   The Subscriber acknowledges, represents and warrants to the Company and understands that:

(a)	Experience: the Subscriber has the requisite knowledge and experience in financial and business matters for properly evaluating the risks of an investment in the Company;

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(b)	Information: the Subscriber has received all information regarding the Company reasonably requested by the Subscriber;

(c)	Risk: the Subscriber understands that an investment in the Company involves certain risks of which the Subscriber has taken full cognizance, and which risks the Subscriber fully understands;

(d)
Adequacy of information:   the Subscriber has been given the opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of the information contained in the information described in paragraph “(b)” hereinabove, or such other information as the Subscriber desired in order to evaluate an investment in the Company;

(e)
Residency:   the residence of the Subscriber as set forth herein below is the true and correct residence of the Subscriber and the Subscriber has no present intention of becoming a resident or domiciliary of any other State or jurisdiction;

(f)
Independent investigation:   in making a decision to invest in the Company the Subscriber has relied solely upon independent investigations made by the Subscriber, and the particular tax consequences arising from an investment in the Company will depend upon the Subscriber’s individual circumstances;

(g)
Principal:   the Subscriber is purchasing the Shares as principal for the Subscriber’s own account and not for the benefit of any other person, except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Shares; provided, however, that by making the representations herein, such Subscriber does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition;

(h)
Decision to purchase:   the decision of the Subscriber to enter into this Agreement and to purchase Shares pursuant hereto has been based only on the representations of this Agreement and any collateral business plan or offering memorandum provided herewith or based upon the Subscriber’s relationship with a director and/or senior officer of the Company.  It is not made on other information relating to the Company and not upon any oral representation as to fact or otherwise made by or on behalf of the Company or any other person.  The Subscriber agrees that the Company assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information which has been created based upon the Company’s management experience.  In particular, and without limiting the generality of the foregoing, the decision to subscribe for Shares has not been influenced by:

(i)	newspaper, magazine or other media articles or reports related to the Company or its business;

(ii)	promotional literature or other materials used by the Company for sales or marketing purposes; or

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(iii)
any representations, oral or otherwise, that the Company will become a listed company, that any of the Shares will be repurchased or have any guaranteed future realizable value or that there is any certainty as to the success of the Company or the liquidity or value of any of the Shares;

(i)
Advertisements:   the Subscriber acknowledges that the Subscriber has not purchased Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)
Information not received:   the Subscriber has received an Offering Memorandum describing the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares, and the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Shares;

(k)
Information received:   the Subscriber has received an Offering Memorandum concerning the Company and has had access to additional information as the Subscriber has considered necessary in connection with the Subscriber’s investment decision to acquire the Shares;

(l)	Satisfaction with information received: the Subscriber acknowledges that, to the Subscriber’s satisfaction:

(i)	the Subscriber has either had access to or has been furnished with sufficient information regarding the Company and the terms of this investment transaction to the Subscriber’s satisfaction;

(ii)
the Subscriber has been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to the Subscriber’s satisfaction; and

(iii)
the Subscriber has been given ready access to and an opportunity to review any information, oral or written, that the Subscriber has requested, in particular to any offering memorandum or business plan of the Company, if available concurrent with or as a part of this Agreement;

(m)
Reliance of representative:   the Subscriber, by reason of the Subscriber’s knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of an investment in the Shares or, if the Subscriber is relying upon the investment advice of a representative who has advised the undersigned in connection with this investment (the “Representative”), the undersigned believes the Representative to be sophisticated and competent in the area of investment advice and analysis and therefore capable of evaluating the risks and merits of an investment in the Shares;

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(n)
Economic risk:   the Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber’s investment in and to any of the Shares, and the Subscriber is able to bear the economic risk of a total loss of the Subscriber’s investment in and to any of the Shares;

(o)
Speculative investment:   the Subscriber understands that an investment in any of the Shares is a speculative investment and that there is no guarantee of success of the Company’s management’s plans.  Management’s plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Company’s assets and with the present level of management’s skills and of those whom the Company will need to attract (which cannot be assured).  Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated present or future circumstances which can typically not be accurately, or at all, predicted;

(p)
Address:   the Subscriber is resident as set out on the last page of this Agreement as the “Subscriber’s Address”, and the address as set forth on the last page of this Agreement is the true and correct address of the Subscriber;

(q)
Risk and resale restriction:   the Subscriber is aware of the risks and other characteristics of the Shares and of the fact that the Subscriber will not be able to resell the Shares except in accordance with the applicable securities legislation and regulatory policy;

(r)	Representations as to resale: no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase of any of the Shares;

(iii)	as to the future price or value of any of the Shares; or

(iv)
that any of the Shares will be listed and posted for trading on any stock exchange, over-the-counter or bulletin board market, or that application has been made to list and post any of the Shares for trading on any stock exchange, over-the-counter or bulletin board market; and

the Subscriber will not resell the Shares except in accordance with the provisions of applicable securities legislation and stock exchange, over-the-counter and/or bulletin board market rules;

(s)
Reports and undertakings:   if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute and otherwise assist the Company in filing such reports, undertakings and other documents as may be reasonably required with respect to the issue of the Shares;

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(t)
Resale restrictions:   the Subscriber has been independently advised as to the applicable hold period imposed in respect of the Shares by securities legislation in the jurisdiction in which the Subscriber’s resides and confirms that no representation has been made respecting the applicable hold periods for the Shares and is aware of the risks and other characteristics of the Shares and of the fact that the Subscriber may not be able to resell the Shares except in accordance with the applicable securities legislation and regulatory policy.

(u)
Confidentiality:   the Subscriber understands that the Company’s business plan and this Agreement are confidential.  Furthermore, the Subscriber has not distributed such, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Subscriber has deemed desirable for purposes of evaluating an investment in the Shares, and the Subscriber has not made any copies thereof except for the Subscriber’s own records;

(v)	Age of majority: the Subscriber, if an individual, has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

(w)
Authorization and formation of Subscriber:   the Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Shares, and such entity has not been formed for the specific purpose of acquiring Shares in this issue.  In addition, the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms of and provisions of any law applicable to, or the corporate documents, if a corporation, of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber may be bound;

(x)	Legal obligation: this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(y)
Legal and tax consequences.   the Subscriber acknowledges that an investment in the securities of the Company may have tax consequences to the Subscriber under applicable law, which the Subscriber is solely responsible for determining, and the Subscriber also acknowledges and agrees that the Subscriber is responsible for obtaining its own legal and tax advice;

(z)
Compliance with applicable laws:   The Subscriber knows of no reason (and is sufficiently knowledgeable to determine the same or has sought legal advice) why the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Shares to the Subscriber will not comply with all applicable laws of the Subscriber’s jurisdiction of residence or domicile, and all other applicable laws, and the Subscriber has no reason to believe that the Subscriber’s subscription hereby will cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements or to be subject to any civil or regulatory review or proceeding.  In addition, the Subscriber will comply with all applicable securities laws and will assist the Company in all reasonable manner to comply with all applicable securities laws; and

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5.5                      Reliance on Subscriber’s representations and warranties.   The Subscriber understands that the Company will rely on the representations and warranties of the Subscriber herein in determining whether a sale of the Shares to the Subscriber is in compliance with federal and applicable state and provincial securities laws.

5.6                      Change in Subscriber’s representations and warranties.   All of the information set forth hereinabove with respect to the Subscriber and including, without limitation, the acknowledgements, representations and warranties set forth hereinabove, is correct and complete as of the date hereof.

Article 6
COMPANY REPRESENTATIONS AND WARRANTIES

6.1                      Representations and warranties of the Company.   The Company acknowledges, represents and warrants to and with the Subscriber that:

(a)           Standing.   the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated.

(b)           Business.   the Company is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction.

(c)           Reservation of Shares.   the Company will reserve or set aside sufficient shares in its treasury to issue to the Subscriber the Shares if the Company accepts all or any part of the within subscription.

(d)           Subscription materials.   this subscription Agreement and all other written representations made by the Company to the Subscriber in connection with the within subscription for Shares are and will be accurate in all material respects and do not and will not omit any fact, the omission of which does or will make such representations misleading or incorrect.

(e)           Compliance with securities legislation.   the Company has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions in relation to the issue and trading of its securities and in all matters relating to the within subscription.

(f)           Compliance with corporate materials.   the issue and sale of the Shares by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Company’s incorporating documents or any agreement or instrument to which the Company is a party.

(g)           Corporate authority.   this Agreement has been or will be, when accepted, duly authorized by all necessary corporate action on the part of the Company, and the Company has full corporate power and authority to undertake the within subscription for Shares.

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(h)           Restrictions on Shares:   no order ceasing, halting or suspending trading in securities of the Company or prohibiting the sale of such securities has been issued to and is outstanding against the Company or any of its directors, officers or promoters or against any other companies that have common directors, officers or promoters, and no investigations or proceedings for such purposes are pending or threatened.

(i)           Capitalization.  The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 6.1(i) hereto.  All of the outstanding securities have been duly and validly authorized.  Except as set forth on Schedule 6.1(i) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as set forth in Schedule 6.1 (i) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except as set forth in schedule 6.1(i) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

(j)           Issuance of Securities.  The securities to be issued at the closing have been duly authorized by all necessary corporate action.  When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Notes and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(k)           No Conflicts.  The execution, delivery and performance of the transaction documents by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or

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(iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.   For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(l)           Financial Statements.  To the best of the Company’s knowledge, it has delivered to the Subscribers true and complete copies of the Company’s audited financial statements for the fiscal year ended December 31, 2006 (the “Audited Financial Statements Date”) and unaudited financial statements for the fiscal quarter ended June 30, 2007 (collectively, the “Financial Statements”).  To the best of the Company’s knowledge, except as disclosed on Schedule 6.1(l) hereto, the Financial Statements complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and the Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the best of the Company’s knowledge, except as disclosed on Schedule 6.1(l) hereto, as of their respective dates, the Financial Statements were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  To the best of the Company’s knowledge, such Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(m)           No Material Adverse Change.  Other than as disclosed in the Financial Statements, resulting from existing debt reflected on such Financial Statements, or due to debts incurred in the operation of the business, the Company has not experienced or suffered any Material Adverse Effect.

(n)           No Undisclosed Liabilities.   Since the Audited Financial Statements Date, neither the Company nor any of its subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

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(o)           Indebtedness.  The Financial Statements and/or Schedule 6.1(o) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $175,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Except as set forth on Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(p)           Title to Assets.  Except as provided in Schedule 6.1(p) hereto, each of the Company and the subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause a Material Adverse Effect.  Upon the receipt of proceeds from this offering, all leases of the Company and each of its subsidiaries will be brought current and will be valid and subsisting and in full force and effect.

(q)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other transaction documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Financial Statements or on Schedule 6.1(q) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(r)           Compliance with Law.  The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect.  The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(s)           Taxes.  The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable.  None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(t)           Intellectual Property.  The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(u)           Environmental Compliance.  The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries.  The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all

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Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(v)           Books and Record; Internal Accounting Controls.  The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.  The Company maintains a manual system of internal accounting controls to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(w)           Material Agreements.  Except for the transaction documents (with respect to clause (i) only) or as set forth in the Financial Statements or on Schedule 6.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in default under any Material Agreement.

(x)           Transactions with Affiliates.  Except as set forth in the Financial Statements or on Schedule 6.1(x) hereto or in Section 6.1(aa) below, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

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(y)           Securities Act of 1933.  Based in material part upon the representations herein of the Subscribers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

(z)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the transaction documents.

(aa)           Employees.  Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  The Company has employment contracts with its CEO, its VP of Marketing and its general counsel.  Each employee has signed a written agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary.  No officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(bb)           Dilutive Effect.  The Company understands and acknowledges that its obligation to issue shares of Common Stock upon conversion of the Notes in accordance with this Agreement and the Notes and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

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(cc)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.

(dd)           Independent Nature of Subscribers.  The Company acknowledges that the obligations of each Subscriber under this Agreement and the other transaction documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the transaction documents.  The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

(ee)           Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its Financial Statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(ff)           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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6.2                      Reliance on Company’s representations and warranties.   The Subscriber acknowledges that no information or representation concerning the Company has been provided to the Subscriber other than those contained in this Agreement, and that the Subscriber is relying entirely upon this Agreement.  Any other information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Company.  No person acting as agent of the Company has any authority to make or give any representation or warranty whatsoever in relation to the Company or the Shares.  Any such information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Company, and the Subscriber hereby releases the Company from any claims that may arise in respect thereof.

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Article 7
COMPANY COVENANTS

7.1                      Securities Compliance.  The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by this Agreement, including filing a Form D with respect to the securities as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the securities to the Subscriber or subsequent holders.

7.2                      Registration and Listing.  The Company shall use its commercially reasonable efforts to cause its Common Stock to be registered under the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  The Company will use its commercially reasonable efforts to trade its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock may be traded in the future.  Subject to the terms of this Agreement, the Company further covenants that it will use its commercially reasonable efforts as the Subscribers may reasonably request, all to the extent required from time to time to enable the Subscribers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

7.3                      Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable state and federal laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

7.4                      Keeping of Records and Books of Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper and if applicable, reasonable reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

7.5                      Use of Proceeds. The net proceeds from the sale of the Shares hereunder shall be used by the Company to pay indebtedness and for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

7.6                      Reservation of Shares.  So long as any of the Notes or Warrants remain outstanding, the Company shall use its commercially reasonable efforts to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes and exercise of the Warrants then outstanding.

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7.7                      Reporting Status.  So long as a Subscriber beneficially owns any of the Shares, once the Company becomes a reporting company, the Company shall use its commercially reasonable efforts to timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

7.8                      Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Subscriber shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

7.9                      Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Subscriber in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock.  The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Subscriber effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Subscriber and its pledgee shall be required to comply with the applicable provisions of this agreement in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Subscribers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Subscriber.

7.10                      Company Indemnity.  The Company agrees to indemnify and hold harmless the Subscribers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Subscribers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein as such are incurred, except to the extent that such amounts result solely from the Subscriber’ failure to perform any covenant or agreement contained in this Agreement or the Subscriber’s illegal or willful misconduct, gross negligence, misrepresentations, recklessness or bad faith (in each case, as determined by a judgment to such effect) in performing its obligations under this Agreement.

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Article 8
CLOSING CONDITIONS

8.1                      The closing of the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

(a)           The Company shall have delivered to the Subscriber a secretary’s certificate, dated as of the closing date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the incorporation documents and bylaws of the Company, each as in effect at the closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith;

(b)           The Company shall have delivered to Subscribers a copy of the resolutions adapted by its Board of Directors authorizing the offering, the issuance of the Notes and Warrants;

(c)           No Material Adverse Effect (as hereinafter defined) shall have occurred since the date this offer was accepted;

(d)           All of the representations and warranties of the Company and each Subscriber hereunder shall be true and correct in all material respects as of the closing date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct as of such date.

(e)           The Company shall have delivered to the Subscriber an officer’s  certificate signed by an executive officer on behalf of the Company, dated as of the closing date, confirming the accuracy of the Company’s representations, warranties and covenants as of the closing date and confirming the compliance by the Company with the conditions precedent set forth herein as of the closing date; and

(f)           The Company shall have issued or authorized the issuance of the certificates representing the Notes and the Warrants, to each Subscriber based upon their respective purchase amounts hereunder, which Notes and Warrants shall be delivered to the Subscribers within ten (10) business days of the closing date.

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Article 9

GENERAL PROVISIONS

9.1                      Address for delivery.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic with conformation or otherwise) or by prepaid registered mail  return receipt requested deposited in a post office in United States  addressed to the Subscriber or the Company at the address specified in this Agreement.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.2                      Severability and construction.  Each Article, section, sub-section, paragraph, sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).
.

9.3                      Governing law; Jurisdiction.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of laws.  Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America sitting in Manhattan, New York, and, by execution, delivery and acceptance of this Agreement, both the Company and Subscriber hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Company and Subscriber hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

9.4                      Survival of representations and warranties.   The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

9.5                      Counterparts.   This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement.  This Agreement may also be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

9.6                      Entire Agreement and amendments.   This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings.  There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties’ agreement.  This Agreement may be amended or modified in any respect by written instrument only.

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9.7                      Successors and assigns.   The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other.  The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of any of the Shares in accordance with the terms of this Agreement.

9.8                      Effective date.  This Agreement shall take effect upon the date of acceptance by the Company.

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IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.

Subscription by Subscriber:

Dated at __________, __________, on this _____ day of __________, 200_.

Name of Subscriber - please print
Subscriber’s Address

By:
Official Capacity or Title - please print

Authorized Signature	Telephone Number

Please print name of individual whose	Facsimile Number
signature appears above if different than
the name of the Subscriber printed above

Acceptance by the Company:

DAIS ANALYTIC CORPORATION. hereby accepts the above subscription by the Subscriber on this _____ day of ___________, 2007.

The CORPORATE SEAL of	)
DAIS ANALYTIC CORPORATION.,	)
The Company herein,	)
was hereunto affixed in the presence of:	)	(C/S)
)
Authorized Signatory	)

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SCHEDULE OF EXCEPTIONS PURSUANT TO ARTICLE 6
OF
SUBSCRIPTION AGREEMENT AND ACCREDITED INVESTOR QUESTIONNAIRE

SCHEDULE 6.1 (i)

a.	Authorized capital stock of Company and the shares thereof currently issued and outstanding as of the date hereof:

Authorized Shares:

Preferred Shares	10,000,000
Common Shares	50,000,000

Issued and Outstanding Shares:

Preferred (1)	- 0 -
Common	8,427,579
Options/Warrants Issued (2)	6,844,181

Shares issuable under Company’s 2000 Incentive Plan	626,856

Shares subject to issuance under Convertible note and Warrants Issuable (3)	2,586,741

Common Stock subject to Issue due to Bridge Financing:

Share subject to issue pursuant to Bridge financing including warrant shares to Placement Agent assuming $3Million in Notes are issued	31,500,000

Share subject to issue pursuant to Bridge financing including warrant shares to Placement Agent assuming $3Million in Notes are issued

Footnotes:

(1) In anticipation of this Offering the Company has an agreement with the existing Preferred Shareholder finding all Series A Preferred Holdings, Rights, etc. satisfied with the former Preferred Shareholder now being a Common Shareholder. When the execution of this agreement is complete all existing Preferred Shares and Warrants, and associated Preferred Shareholder rights cease to exist.

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(2)	An existing option holder is has agreed to return 328,500 options to the Company as of October 15, 2007.

(3)
This sum is comprised of two items – the first is 248,687 warrants owed to previous investors. The second is the Company entered into a six month financial and strategic consulting agreement dated September 1, 2005 with a financial consulting company. (“Consulting Company”) by which the Consulting Company was to provide the Company with consulting services and assist it in the procurement of equity and debt financing for business expansion and development up to a maximum of $20,000,000.  The Consulting Company is not a license broker-dealer. In exchange for these services, two of the shareholders of the Company assigned their Convertible Notes Receivable, valued at $627,723, to the Consulting Company.  Per the terms of the Consulting Agreement and its related documents, one half of the first note became vested in the Consulting Company upon the execution of the Consulting Agreement which by the terms of the Agreement resulted in $156,930 of said first note being subject to conversion into the Company’s common stock at the rate of one share per $.10 of note balance.  In addition, the agreement states that an additional $156,931 would be potentially eligible for conversion upon the Company raising $1,000,000 in financing from any source during the term of the Consulting Agreement. Conversion rights were subject to pro rata vesting based on the funding secured.  For financial presentation purposes, the Company has accounted for this transaction as a capital contribution by the stockholders of $627,723 for the forgiveness of their notes and as consulting expense for equity given to the Consulting Company.  During the year ended December 31, 2005, the Company received funding of $599,972 in the form of bridge loans.  On December 23, 2005 the Company terminated the Consulting Agreement subject to the provisions thereof.  The Company has no further obligations of any nature to the Consulting Company for lack of performance by the Consulting Company. The shares to which this note may be converted - 2,338,954 are included in the above table even though the note balance has not been converted. In addition, the shareholder of second note may contend, and has a possibility of being successful, in having the amendment and assignment declared void requiring his note be reinstated on the Company’s books.   The shares associated with this note are included in the Fully Diluted totals presented above. The accounting entries made by the Company with regard to the first note are not to be construed as a waiver of any rights the Company may have in law or equity under the consulting agreement or any agreements related thereto, nor as an admission, of an nature, by the Company.

(4)
The Company has entered into an agreement with Next Generation Investments, LLC to modify the parties February 26, 2007 note indicating the outstanding principal and interest of this note shall be made solely in cash and not in the securities of the Company. Next Generation has indicated a willingness to reinvest a portion of the initial investment in this Offering.

(5)	Company has an agreement with holders of 3,430,455 common shares whereby the twelve parties have agreed to registration right agreement with the Company if needed.

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Schedule 6.1 (l)

None

Schedule 6.1 (o)

Secured Debt:

Holder	Amount	Description
Beno Sternlicht	80,050	Loan
Vision Capital	83,683	Loan
Next Generation	151,167	Loan – reinvesting a portion
Timothy Tangredi	89,285	Loan

Unsecured Debt:

Holder	Amount	Description
Robb Family Trust	208,617	Loan

Schedule 6.1 (p)

Company’s inventory, equipment, furnishings, receivables and trade fixtures together with all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests are pledge as security under the notes to Sternlicht, Vision Capital, Next Generation (has stated willingness to reinvest some portion or all into this Offering), and Tangredi notes.

Schedule 6.1 (q)

Patent interference relating to Company’s United States Patent number 6,413,298 was filed with United States Patent Office in May of 2006.

Schedule 6.1 (u)

None

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Schedule 6.1(x)

•	Ethos Business Ventures, LLC.
•	Aegis Biosciences, LLC
•	Robb Family Charitable Trust
•	Legend Merchant Group
•	Next Generation Capital
•	Brian Kelly - Individual
•	Timothy Tangredi
•	Charles Buchanan
•	Williams Law Group
•	Spartan Capital
•	Option/warrant agreements
•	Agreement to enter into Registration Rights Agreement with twelve (12) existing shareholders as noted in Schedule 6.1(i)

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